EXHIBIT 99.5

JOINT FILING AGREEMENT

Dated: August 23, 2021

The undersigned hereby agree that the Statement on Schedule 13D, dated August 23, 2021, with respect to the common shares, par value $0.01 per share, of Eneti Inc., a corporation organized under the laws of the Republic of the Marshall Islands, is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to the Schedule 13D. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

Date:  August 23, 2021

MARUBENI CORPORATION

Date: August 20, 2021	By:	/s/ Hiroshi Tachigami
	Name:	Hiroshi Tachigami
	Title:	General Manager, Power Business Dept-III

MARUBENI OFFSHORE POWER LIMITED

Date: August 20, 2021	By:	/s/ Hiroshi Tachigami
	Name:	Hiroshi Tachigami
	Title:	Director

INCJ, LTD.

	By:	/s/ Peter Niklai
	Name:	PETER NIKLAI
	Title:	MANAGING DIRECTOR

INCJ SJ INVESTMENT LIMITED

	By:	/s/ Peter Niklai
	Name:	PETER NIKLAI
	Title:	DIRECTOR

MITSUI O.S.K. LINES, LTD.

Date: August 20, 2021	By:	/s/ Takeshi Hasimoto
	Name:	Takeshi Hasimoto
	Title:	Representative Director, President

MOL OFFSHORE ENERGY LIMITED

Date: August 20, 2021	By:	/s/ Takeyasu Moriguchi
	Name:	Takeyasu Moriguchi
	Title:	Director